Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Second Amended and Restated 2014 Plan of Quotient Limited of our report dated June 12, 2020, with respect to the consolidated financial statements of Quotient Limited included in its Annual Report (Form 10-K) for the year ended March 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Belfast, United Kingdom

June 25, 2020